EQUITY RESIDENTIAL
TWO NORTH RIVERSIDE PLAZA
CHICAGO, ILLINOIS 60606

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Special Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on August 11, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting - Go to **www.virtualshareholdermeeting.com/EQR2026SM**

You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on August 11, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01859-S45068

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUITY RESIDENTIAL

The Board of Trustees recommends you vote "FOR" the following proposals:

	Proposal	For	Against	Abstain
1.	A proposal to approve the issuance of Equity Residential common shares of beneficial interest ("Equity Residential common shares") pursuant to the merger agreement by and among AvalonBay Communities, Inc., Equity Residential, ERP Operating Limited Partnership and Canopy Merger Sub LLC, a direct, wholly owned subsidiary of Equity Residential, dated May 20, 2026 (the "Equity Residential share issuance proposal").	☐	☐	☐
2.	A proposal to approve an amendment to the Declaration of Trust of Equity Residential to increase the number of authorized Equity Residential common shares.	☐	☐	☐
3.	A proposal to adjourn the special meeting of Equity Residential shareholders (the "Special Meeting") from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Equity Residential share issuance proposal.	☐	☐	☐

NOTE: In their discretion, the persons appointed as proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Meeting, Proxy Statement, and Proxy Card are available at www.proxyvote.com.

T01860-S45068

EQUITY RESIDENTIAL
Special Meeting - August 12, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder(s) of Equity Residential, a Maryland real estate investment trust (the "Company"), hereby appoint(s) MARK J. PARRELL and SCOTT J. FENSTER, or either of them (the "Representatives"), with full power of substitution in either of them, as proxies for the undersigned to attend the Special Meeting of the Company, to vote all Equity Residential common shares which the undersigned is entitled to vote at the Special Meeting and otherwise represent the undersigned with all powers possessed by the undersigned if personally present at the Special Meeting, to be held at 8:00 a.m., Central Time, on August 12, 2026, exclusively online via the Internet at www.virtualshareholdermeeting.com/EQR2026SM, and any postponement or adjournment thereof. The undersigned hereby acknowledge(s) receipt of the Notice of the Special Meeting and of the accompanying joint proxy statement/prospectus and revoke(s) any proxy heretofore given with respect to such common shares. If this proxy card is properly executed and returned, the shares represented thereby will be voted. **If a choice is specified by the shareholder(s), the shares will be voted accordingly. If not otherwise specified, the shares represented by this proxy card will be voted "FOR" Proposals 1, 2 and 3, and in the discretion of the Representatives in any other matter that may properly come before the meeting or any postponement or adjournment thereof.**

Continued and to be signed on reverse side